Exhibit 10.1

First Amendment to the Employment Agreement of Lori Lipcaman

 THIS FIRST AMENDMENT (this “First Amendment”) is made as of February 28, 2020 (the “Effective Date”) to the Employment Agreement (the “Agreement”) made as of February 15, 2018 by and between Vishay Europe GmbH, a company with limited liability organized under the laws of Germany (“Vishay Europe”), Vishay Intertechnology, Inc., a Delaware corporation (“Vishay”), and LORI LIPCAMAN (“Executive”) (collectively the “Parties”).

WITNESSETH:

 WHEREAS, the Parties may amend the Agreement by agreement in writing; and

  WHEREAS, the Parties desire to amend the Agreement as set forth in this First Amendment.

 NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 4.3(a) of the Agreement is hereby amended by replacing “40%” in the first sentence with “60%”.

2. Except as set forth in this First Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute the same instrument.

 IN WITNESS WHEREOF, Executive has executed this First Amendment, and Vishay Europe and Vishay have each caused this First Amendment to be executed in its name and on its behalf, on the date(s) below indicated.

[Signatures on next page.]

VISHAY EUROPE GMBH

By:  /s/ Werner Gebhardt
Name:  Werner Gebhardt
Title:  Managing Director

Date:  February 28, 2020

VISHAY INTERTECHNOLOGY, INC.

By: /s/ Gerald Paul
Name:  Dr. Gerald Paul
Title:  Chief Executive Officer

Date:  February 28, 2020

EXECUTIVE

/s/ Lori Lipcman

Lori Lipcaman

Date:  February 28, 2020